As filed with the Securities and Exchange Commission on October 24, 2002
Registration Statement No. 333-[●]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Timken Company

(Exact Name of Registrant as Specified in its Charter)

Ohio	34-0577130
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

The Timken Company

1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(330) 438-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott A. Scherff

Corporate Secretary and Assistant General Counsel
The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(330) 438-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Christopher M. Kelly

Jones, Day, Reavis & Pogue
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Unit(1)(2)	Offering Price(1)(2)	Fee(3)

Common Stock(4)
Preferred Stock
Debt Securities
Warrants
Depositary Shares(5)
Stock Purchase Contracts(6)
Stock Purchase or Equity Units(6)

Total	$900,000,000(7)	100%	$900,000,000	$82,800(3)

Footnotes on next page

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Footnotes from previous page

(1)	There are being registered under this Registration Statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or subordinated, of the Registrant and such indeterminate number of warrants, depositary shares, stock purchase contracts and stock purchase or equity units of the Registrant as shall have an aggregate initial offering price not to exceed $900,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. Also includes (i) such indeterminate number of shares of common stock or preferred stock, such principal amount of debt securities and such number of warrants or depositary shares as may from time to time be issued upon conversion or exchange of any preferred stock, debt securities or warrants registered hereunder, for which no separate consideration will be payable, and (ii) such securities registered hereby as may be purchased by underwriters to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	Includes shares of common stock issuable under the stock purchase contracts or upon any conversion or exchange of debt securities of the Registrant.

(5)	To be represented by depositary receipts representing an interest in all or a specified portion of a share of preferred stock. In the event that fractional interest in shares of preferred stock registered hereunder are offered, depositary receipts will be distributed to persons acquiring such fractional interest, and the shares of preferred stock will be issued to the depositary under a deposit agreement.

(6)	Each stock purchase or equity unit consists of (i) a stock purchase contract under which the holder, upon settlement, will purchase an indeterminable number of shares of common or preferred stock of the Registrant and (ii) either debt securities or preferred securities of the Registrant or debt obligations of third parties, including U.S. Treasury securities. The offering price for a stock purchase or equity unit will be a composite price for the unit as a whole.

(7)	Such amount represents (i) whether issued separately or as part of a stock purchase or equity unit, (a) the initial offering price of any common or preferred stock, (b) the liquidation preference of any preferred stock, (c) the principal amount of the debt securities, and the issue price rather than the principal amount of any such securities issued at original issue discount, (d) the initial offering price of any warrants or depositary shares and (e) the purchase price of any common or preferred stock under any stock purchase contract, and (ii) the initial offering price of any stock purchase or equity units.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 24, 2002

PROSPECTUS

$900,000,000

THE TIMKEN COMPANY

Common Stock

Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase or Equity Units

        We may offer common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase or equity units with this prospectus and one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell any combination of these securities in one or more offerings, up to a total dollar amount of $900,000,000 or the equivalent amount denominated in one or more foreign currencies.

      We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. To the extent not described in this prospectus, the names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

      Our common shares are listed on the New York Stock Exchange under the symbol “TKR.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2002.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE TIMKEN COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DIVIDEND POLICY
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE OR EQUITY UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF JONES, DAY, REAVIS & POGUE
EX-12.1: COMPUTATION OF RATIO OF EARNINGS
EX-23.1: CONSENT OF ERNST & YOUNG LLP
EX-24.1: POWER OF ATTORNEY

About This Prospectus	2
Where You Can Find More Information	3
Note Regarding Forward-Looking Statements	4
The Timken Company	5
Use of Proceeds	6
Ratio of Earnings To Fixed Charges	7
Dividend Policy	8
Description of Our Capital Stock	9
Description of The Debt Securities	12
Description of Warrants	19
Description of Depositary Shares	21
Description of Stock Purchase Contracts and Stock Purchase or Equity Units	24
Plan of Distribution	25
Legal Matters	27
Experts	27

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $900,000,000 or the equivalent amount denominated in one or more foreign currencies.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of the risks relating to the offering, if those terms are not described in this prospectus. If we use a prospectus supplement, it may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before investing in any of the securities offered.

      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

      The information contained in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

      As used in this prospectus, except as otherwise specified, all references to “Timken,” “we,” “us,” “our” and similar references are to The Timken Company, an Ohio corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us can be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      Copies of such materials can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. This information may also be obtained from us as described below.

      The SEC allows us to “incorporate by reference” the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supercede the previously filed information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of this registration statement and prior to its effectiveness and (2) until this offering has been completed.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

•	Those portions of our Annual Proxy Statement dated February 20, 2002 which are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

•	Our Current Reports on Form 8-K, including exhibits, filed with the SEC on January 22, 2002, February 19, 2002, February 22, 2002, March 20, 2002, April 8, 2002, April 15, 2002, April 16, 2002, May 20, 2002, June 17, 2002, July 17, 2002, July 19, 2002, August 7, 2002, August 15, 2002, September 23, 2002, October 16, 2002, October 17, 2002 and October 18, 2002.

•	The description of our common stock contained in our registration statement filed under the Exchange Act and any amendments and reports filed for purposes of updating that description.

      We will provide you at no charge, upon request, with a copy of these filings, or any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents or referred to in this prospectus. Requests should be directed to:

The Timken Company

1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
Attention: Corporate Secretary
(330) 438-3000

NOTE REGARDING FORWARD-LOOKING STATEMENTS

      All statements set forth or incorporated by reference in this prospectus (including our forecasts, beliefs and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that actual results may differ materially from those expressed or implied in forward-looking statements made by us due to a variety of important factors, such as:

•	Risks associated with the consummation of the acquisition of Ingersoll-Rand Company Limited’s Torrington business, including our ability to obtain antitrust clearance, financing for the acquisition and other closing risks, the uncertainties in both timing and amount, if any, of actual benefits that may be realized as a result of the integration of the Torrington business with our operations; risks associated with diversion of management’s attention from routine operations during the integration process; and risks associated with the higher level of debt associated with the acquisition.

•	Changes in world economic conditions, including additional adverse effects from terrorism or hostilities. This includes, but is not limited to, political risks associated with the potential instability of governments and legal systems in countries in which we or our customers conduct business and significant changes in currency valuations.

•	The effects of changes in customer demand on sales, product mix and prices in the industries in which we operate. This includes the effects of customer strikes, the impact of changes in industrial business cycles and whether conditions of fair trade continue in the U.S. market.

•	Competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors and new technology that may impact the way our products are sold or distributed.

•	Changes in operating costs. This includes the effect of changes in our manufacturing processes, changes in costs associated with varying levels of operations, changes resulting from inventory management and cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, changes in the cost of labor and benefits and the cost and availability of raw materials and energy.

•	The success of our operating plans, including our ability to achieve the benefits from our global restructuring, manufacturing transformation and administrative cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs, our ability to integrate acquisitions into our operations, the ability of acquired companies to achieve satisfactory operating results, our ability to maintain appropriate relations with unions that represent our associates in certain locations in order to avoid disruptions of our business.

•	Unanticipated litigation, claims or assessments. This includes, but is not limited to, claims or problems related to intellectual property, product warranty and environmental issues.

•	Changes in worldwide financial markets, including interest rates, to the extent they (1) affect our ability to raise capital or increase our cost of funds, (2) have an impact on the overall performance of our pension fund investments or (3) cause changes in the economy which affect customer demand.

      Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in a prospectus supplement or in our filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond our control.

      Except as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

THE TIMKEN COMPANY

      We are one of the leading international manufacturers of highly engineered bearings, alloy and specialty steel and precision steel components as well as related products and services. We report our business through three industry segments:

•	Automotive bearings;

•	Industrial bearings; and

•	Steel.

      We manufacture two basic product lines:

•	Anti-friction bearing; and

•	Steel.

      We sell our bearings primarily to manufacturers in the automotive, industrial, railroad and aerospace sectors. Our tapered roller bearings are used in a wide variety of products and applications, including passenger cars, trucks, locomotives and railcars, aircraft wheels and equipment for agriculture, construction, mining, pulp and paper processing, power generation, metal processing and rolling mills. We produce ball and straight roller bearings for aircraft and helicopter engines, gearboxes, transmissions, flight and fuel controls and super precision bearings, which are used in applications such as missile guidance systems, dental handpieces, robotic equipment and semiconductor manufacturing equipment.

      Steel products include alloy and carbon seamless tubing and bars, preformed and finished components and vacuum-melted and micro-alloy steels. A portion of our steel products is consumed in our bearing operations. In addition, we sell to other anti-friction bearing companies and automotive, tooling, forging, aircraft, and oil and gas drilling industries. We also sell to steel service centers and sell tool steels through our distribution facilities.

      The company was founded in 1899 by Henry Timken and his two sons in St. Louis, Missouri, as The Timken Roller Bearing Axle Company, after Henry received two patents for his invention of the tapered roller bearing. The company moved to Canton, Ohio and was incorporated in 1904 under the laws of the State of Ohio as The Timken Roller Bearing Company.

      Our principal executive offices are located at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. Our telephone number is 330-438-3000.

USE OF PROCEEDS

      Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These may include, but are not limited to:

•	acquisitions, including providing some or all of the cash consideration for the acquisition of Torrington;

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	capital expenditures;

•	working capital; or

•	any other lawful purpose.

      Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to reduce short-term indebtedness. If we intend to use the proceeds of any offering to repay outstanding debt, we will provide details about the debt that is being repaid in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table shows our consolidated ratio of earnings to fixed charges for the six months ended June 30, 2002 and for each of the five most recent fiscal years:

		Year Ended December 31,
	Six Months Ended
	June 30, 2002	2001		2000	1999	1998	1997

Ratio of earnings to fixed charges	2.40	—	(1)	2.96	3.85	6.30	10.92

(1)	Earnings were inadequate to cover fixed charges for the twelve month period ended December 31, 2001. The coverage deficiency totaled $25,022,000 for that period.

     For purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income or loss before income taxes, extraordinary items, cumulative effects of accounting charges, amortization of capitalized interest and fixed charges excluding capitalized interest. “Fixed charges” consist of interest, both expensed and capitalized, and an estimate of the interest within rental expense.

      As of the date of this prospectus, we have no preferred stock outstanding. As a result, our ratio of earnings to combined fixed charges and preferred stock dividends would have been the same as our ratio of earnings to fixed charges for the periods presented.

DIVIDEND POLICY

      We pay dividends on common stock generally in March, June, September and December of each year. During each quarter in 2000 and the first, second and third quarters of 2001, we paid a quarterly cash dividend on our common stock of $0.18 per share. For the fourth quarter of 2001 and the first and second quarters of 2002, we paid a cash dividend of $0.13 per share. However, we cannot assure you that we will continue to pay dividends in any future quarters.

      Our board of directors considers the payment of dividends based upon the earnings and financial condition of the company, as well as other relevant considerations.

DESCRIPTION OF OUR CAPITAL STOCK

      As of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, without par value, 10,000,000 shares of Class I Serial Preferred Stock, without par value, and 10,000,000 shares of Class II Serial Preferred Stock, without par value. At September 30, 2002, 63,315,670 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

      Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.

      Except as otherwise provided by law or stated below, the holders of our common stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote, voting jointly as a single class with the holders of Class II Serial Preferred Stock.

      Effective July 24, 1986, Ohio law was amended to permit the Articles of Incorporation of an Ohio corporation to be amended by its shareholders to eliminate cumulative voting in the election of directors. On April 21, 1987, the shareholders of Timken adopted such an amendment. As a result, no holder of any shares of our common stock has any right to cumulate voting power in any election of directors.

      The holders of our common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock. Our common stock is not subject to redemption and does not have any conversion rights. All of our issued and outstanding common stock is fully paid and non-assessable.

Preferred Stock

      Our preferred stock is divided into two classes, Class I Serial Preferred Stock and Class II Serial Preferred Stock. Holders of the Class I Serial Preferred have preference rights superior to both the holders of Class II Serial Preferred and shares of common stock. The Class II Serial Preferred holders have preference rights superior to the holders of common stock. The following description of our preferred stock applies to both classes, unless otherwise specified.

      Our preferred stock may be issued from time to time in one or more series with such distinctive serial designations as are fixed by our Board of Directors and with such rights, preferences and limitations as are fixed by the Board of Directors or required by law. Satisfaction of dividend preferences of any outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our common stock. In addition, holders of preferred stock would be entitled to receive a preferential payment before any payment is made to holders of common stock in the event of our voluntary or involuntary liquidation, dissolution or winding up. Additionally, with respect to any dividend or dissolution preferences, holders of Class I Serial Preferred Stock will receive preferential payment over holders of Class II Serial Preferred Stock.

      Subject to the exceptions listed below, the holders of Class I Serial Preferred Stock are not entitled, as such, to notice of meetings of shareholders or to vote upon any matter presented to the shareholders. However, the affirmative vote of the holders of at least two-thirds of the holders of Class I Serial Preferred Stock, voting separately as a class, and in certain cases by series, is required to effect or validate any amendment to our Amended Articles of Incorporation which:

•	changes issued shares of Class I Serial Preferred Stock of all series then outstanding into a lesser number of our shares of the same class and series or into the same or a different number of our shares of any other class or series;

•	changes the express terms of the Class I Serial Preferred Stock in any manner substantially prejudicial to the holders of all series thereof then outstanding;

•	authorizes shares of any class, or any security convertible into shares of any class, or authorizes the conversion of any security into shares of any class, ranking prior to the Class I Serial Preferred Stock; or

•	changes the express terms of issued shares of any class ranking prior to the Class I Serial Preferred Stock in any manner substantially prejudicial to the holders of all series of Class I Serial Preferred Stock then outstanding.

      In addition, if the payment of six quarterly dividends, whether or not consecutive, is in default, holders of Class I Serial Preferred Stock, voting separately as a class, are entitled to elect two additional members to our Board of Directors. When all dividends in default on any Class I Serial Preferred Stock have been paid, the holders’ power to elect the two additional directors at subsequent elections of directors becomes null and void until a new default occurs. The holders of Class I Serial Preferred Stock do not have cumulative voting rights or any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or securities convertible into our stock.

      If the shares of any series of either class of preferred stock are convertible into shares of any other class or series of our stock, our stated capital, if any, will be modified accordingly to reflect such conversion.

Anti-takeover Provisions in Amended Regulations

      Pursuant to our Amended Regulations, the Board of Directors is divided, with respect to the terms for which the directors severally hold office, into three classes as nearly equal in number as one-third of the total number of directors constituting the whole Board of Directors permits, with the three-year term of office of one class of directors expiring each year. Without the affirmative vote of not less than two-thirds of our total voting power, the total number of directors may not be changed to less than nine or greater than eighteen. In addition, our Amended Regulations provides that:

•	directors may be removed, as permitted by statute, by the directors then in office or, upon the recommendation of two-thirds of the directors then in office, by the affirmative vote of the holders of not less than two-thirds of our voting power entitled to elect directors in place of those being removed; and

•	the Board of Directors may fix the number of directors within a range of nine to eighteen directors, to the extent consistent with applicable law.

      The provisions of our Amended Regulations may be amended at a meeting of the shareholders by (1) the affirmative vote of the shareholders of record entitling them to exercise a majority of the voting power on the proposal, if such proposal has been recommended by a two-thirds vote of the directors then in office as being in the best interests of The Timken Company and its shareholders, or (2) the affirmative vote, at a meeting, of the shareholders of record entitled to exercise two-thirds of the voting power on such proposal, or (3) the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for that purpose.

      Although these provisions are intended to encourage potential acquiring persons to negotiate with our Board of Directors and to provide for continuity and stability of management, these provisions may have an anti-takeover effect. By making it more time consuming for a substantial shareholder to gain control of the Board of Directors, these provisions may render more difficult, and may discourage, a proxy contest or the assumption of control of us or the removal of the incumbent Board of Directors.

Ohio Control Share Statute

      Section 1701.831 of the General Corporation Law of the State of Ohio requires the prior authorization of the shareholders of certain corporations in order for any person to acquire, either directly or indirectly, shares of that corporation that would entitle the acquiring person to exercise or direct the exercise of 20% or more of the voting power of that corporation in the election of directors or to exceed specified other percentages of voting power. In the event an acquiring person proposes to make such an acquisition, the person is required to deliver to the corporation a statement disclosing, among other things, the number of shares owned, directly or indirectly, by the person, the range of voting power that may result from the proposed acquisition and the identity of the acquiring person. Within 10 days after receipt of this statement, the corporation must call a special meeting of shareholders to vote on the proposed acquisition. The acquiring person may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote in the election of directors represented at the meeting excluding the voting power of all “interested shares.” Interested shares include any shares held by the acquiring person and those held by officers and directors of the corporation. Section 1701.831 does not apply to a corporation if its articles of incorporation or code of regulations state that the statute does not apply to a corporation. Our Amended Articles of Incorporation and Amended Regulations do not contain a provision opting out of this statute.

      Chapter 1704 of the General Corporation Law of the State of Ohio prohibits certain corporations from engaging in a “chapter 1704 transaction” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, among other things:

•	the articles of incorporation expressly provide that the corporation is not subject to the statute (we have not made this election); or

•	the board of directors of the corporation approves the chapter 1704 transaction or the acquisition of the shares before the date the shares were acquired.

      After the three-year moratorium period, the corporation may not consummate a chapter 1704 transaction unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the voting power in the election of directors and the holders of a majority of the voting shares, excluding all shares beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or the shareholders receive certain minimum consideration for their shares. A Chapter 1704 transaction includes certain mergers, sales of assets, consolidations, combinations and majority share acquisitions involving an interested shareholder. An interested shareholder is defined to include, with limited exceptions, any person who, together with affiliates and associates, is the beneficial owner of a sufficient number of shares of the corporation to entitle the person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10% or more of the voting power in the election of directors after taking into account all of the person’s beneficially owned shares that are not then outstanding. The application of Chapter 1704 and Section 1701.831 may have the effect of delaying, deferring or preventing our change of control involving our company.

DESCRIPTION OF THE DEBT SECURITIES

      The following description of the debt securities that we may offer, together with the additional information included in any prospectus supplement, provides a summary of the material terms and conditions of debt securities that we may issue but it is not complete. For a complete description of the terms of the debt securities, please refer to the applicable indenture between us and a trustee to be selected under which the debt securities to be offered will be issued.

      An indenture relating to any debt securities to be issued will be filed with the SEC in connection with the offering of any debt securities. Any indenture that we enter into will not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.

      Unless otherwise specified in the prospectus supplement, our debt securities will be general unsecured obligations. Any senior debt securities that we offer will rank equally with all of our other unsecured, unsubordinated obligations. Any subordinated debt securities that we issue will rank junior in right of payment to all of our senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement and supplemental indenture. In addition, our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the debt securities or to provide us with the funds to satisfy our payment obligations. As a result, any debt securities that we issue will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

      This indenture will not limit the amount of debt securities that we may issue under it. The terms of the particular debt securities offered may vary from the terms described in this prospectus. The applicable prospectus supplement accompanying this prospectus will describe the terms of the particular series of debt securities we are offering, including:

•	the title of the debt securities;

•	whether the debt securities are senior or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price of the debt securities, expressed as a percentage of the principal amount;

•	the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

•	if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

•	if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates, the record dates for those interest payment dates and the basis upon which interest shall be calculated;

•	the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

•	if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

•	the terms and conditions of any sinking fund, repurchase right or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

•	the currency or currencies in which the debt securities are denominated and payable, if other than U.S. dollars;

•	whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

•	any additions or changes to the events of default in the indenture;

•	any additions or changes with respect to the other covenants in the indenture;

•	the terms and conditions, if any, upon which the debt securities may be convertible into common stock, preferred stock, depositary shares or other securities;

•	the inapplicability of the defeasance provisions to a series of debt securities issued under the indenture; and

•	any other terms of the debt securities.

The prospectus supplement may also describe special federal income tax consequences of the debt securities, including any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

      An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, will become due and payable.

      In addition, the material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement.

      We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created in the applicable supplemental indenture, in an aggregate principal amount determined by us. All debt securities issued under any particular indenture, including those issued pursuant to any reopening of a series, will vote together as a single class.

Conversion or Exchange Rights

      The terms on which a series of notes may be convertible into or exchangeable for common stock or other of our securities will be described in a prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock or other of our securities to be received by the holders of such series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

      Unless otherwise noted in the applicable prospectus supplement, the indenture will limit our ability to merge, consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, unless:

•	any successor corporation is a corporation organized under the laws of the United States of America or any state thereof;

•	the successor corporation expressly assumes all of our obligations under the applicable indenture;

•	there is no event of default immediately after giving effect to the merger, consolidation or sale; and

•	certain other conditions are met.

Covenants

      Under the indenture, we will agree to:

•	maintain an office or agency as a place of payment;

•	deposit sufficient funds with any paying agent or trust, on and before the due date for any principal, interest or premium;

•	pay all taxes and other assessments imposed on us or our subsidiaries or their properties;

•	maintain all business properties in working order;

•	preserve our existence, charter and statutory rights, and franchises and cause our subsidiaries to do the same;

•	certain limitations with respect to the incurrence of liens;

•	certain limitations with respect to sale-leaseback transactions that we may enter into; and

•	comply with all applicable laws.

      Any additional restrictive covenants applicable to any particular series of debt securities will be described in a prospectus supplement.

Events of Default Under the Indenture

      Unless otherwise indicated in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities issued:

•	failure to pay interest when due, if the failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay the principal or premium, if any, when due;

•	failure to observe or perform any other covenant contained in the applicable series of debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	if the series of notes is convertible into shares of common stock or other of our securities, our failure to deliver common stock or the other securities when the holder or holders of the debt securities elect to convert them into shares of common stock or other of our securities pursuant to the terms provided in the applicable debt securities; and

•	certain events of bankruptcy, insolvency or reorganization of The Timken Company, but not of our subsidiaries.

The indenture or the form of debt security for a particular series of debt securities may include additional events of default or changes to the events of default described above. If any additional or different events of default apply to a particular series of debt securities, they will be described in the prospectus supplement relating to that series.

      If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the indenture trustee if notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

      The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless the default or event of default has been cured in accordance with the indenture.

      Any waiver will be deemed to cure the default or event of default to which the waiver relates.

      Subject to the terms of the indenture, as supplemented, if an event of default under the indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request therefor, and the holders have offered reasonable indemnity to the trustee to institute the proceedings as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

Subordination of Subordinated Debt Securities

      The payment of the principal of, premium, if any, and interest on any subordinated debt securities will rank junior in right of payment to the prior payment in full of all senior indebtedness to the extent described in a prospectus supplement.

Defeasance and Covenant Defeasance

      Unless the prospectus supplement states otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as “defeasance” and “covenant defeasance.” Defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the securities). Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the indenture.

      To elect either defeasance or covenant defeasance for any series of debt securities, we must deposit with the trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal, interest and any premium or sinking fund payments on the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the defeasance or covenant defeasance holders will not be required to recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amounts, in the same manner and at the same times as if the defeasance or covenant defeasance had not occurred. For defeasance, that opinion must be based on either an Internal Revenue Service ruling or a change in law ruling since the date the debt securities were issued. We must also meet other conditions, such as there being no events of default. The amount deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount than needed to pay principal, interest, and any premium or sinking fund payments on the debt securities when those amounts are scheduled to be paid.

      Our obligations relating to the debt securities will be reinstated if the trustee is unable to pay the debt securities with the deposits held in trust, due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.

Modification of Indenture; Waiver

      We and the trustee may, without the consent of any holders, change an indenture with respect to certain matters, including:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to change any provision if the change does not materially adversely affect the interests of any holder of debt securities of the applicable series;

•	to provide for the assumption, by a successor person or the acquiror of all or substantially all of our assets, of our obligations under the indenture and the debt securities issued under the indenture;

•	to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us; and

•	to comply with any requirement in connection with the qualification of an indenture under the Trust Indenture Act.

      In addition, under the indenture, we may change the rights of holders of a series of debt securities and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	changing the stated maturity of the principal of, or any installment of interest on, any such series of debt securities; or

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities.

      In addition, any reduction in the percentage of principal amount of debt securities, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of debt securities which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

      Unless otherwise indicated in the applicable prospectus supplement, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to the series.

      The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by the underwriters, agents or us.

      Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.

      The depositary or its nominee registered as the owner of such global security will be treated by us as the sole owner for all purposes under the applicable indenture. Unless the prospectus supplement provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security.

      We, the trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.

      If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may not receive individual debt securities of that series in exchange for its beneficial interests.

      To the extent material and not otherwise described in this prospectus, the prospectus supplement will describe the method of payment of principal, interest and premium, if any, and interest on a global security. Payments of principal, premium and interest on debt securities will be made to the registered depositary or its nominee.

      At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, of like tenor and aggregate principal amount, in any authorized denomination.

      Subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar, and any transfer agent in addition to the security registrar, initially designated by us for any debt securities will be named in the applicable prospectus supplement, or in the applicable indenture. We may at any time designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

      If the debt securities of any series are to be redeemed, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Regarding the Trustee

      The trustee, other than when an event of default under the indenture has occurred and is continuing, will undertake to perform only such duties as are specifically set forth in the indenture and, upon an event of default under the indenture, will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, the payment of interest on any debt securities on any interest payment date will be made to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of the interest.

      Principal of and premium, if any, and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, premium, if any, and interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or premium, if any, or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the security may look only to us for payment of those amounts.

Governing Law

      The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

      The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

      We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

      The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the number of shares of common stock, preferred stock or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any; and

•	any other information that is important about the warrants.

Exercise of Warrants

      Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

      Until a holder exercises the warrants to purchase our debt securities, common stock or preferred stock, the holder will not have any rights as a holder of our debt securities, common stock or preferred stock, as the case may be, by virtue of ownership of warrants.

Amendments and Supplements to Warrant Agreement

      We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

      The following information outlines some of the provisions of the deposit agreement, the depositary shares and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the relevant prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ and supersede some or all of the terms presented below.

General

      We may elect to offer fractional interests in shares of preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares to the public, each of which will represent a fractional interest in a share of the relevant series of preferred stock, as described in the relevant prospectus supplement.

      The shares of preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The relevant prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

      Depositary shares will be evidenced by one or more depositary receipts issued under the relevant deposit agreement.

      Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our order, issue temporary depositary receipts substantially identical to, and entitling their holders to all the rights pertaining to, the definitive depositary receipts, but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and the temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to the record depositary shareholders based on the number of depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to the depositary shareholders of record.

      If there is a distribution other than in cash, the depositary will distribute property to the depositary shareholders of record on a pro rata basis, unless the depositary determines that it is not feasible to make that distribution. In that case, the depositary may, with our consultation, adopt a method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from that sale to the concerned holders.

      Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

      Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the relevant prospectus supplement, but holders of those whole preferred stock shares will not afterward be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation

      The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Conversion or Exchange

      The depositary shares, as such, are not convertible or exchangeable into our common stock or any of our other securities or property. Nevertheless, the prospectus supplement relating to an offering of depositary shares may provide that the holders of depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause the conversion or exchange of the preferred stock represented by these depositary shares. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.

Voting

      Upon receiving notice of any meeting at which preferred stockholders of any series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in that notice to the depositary shareholders of record relating to that series of preferred stock. Each depositary shareholder on the record date (which will, if practicable, be the same as the record date for the preferred stock) will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take actions we deem necessary to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that series of preferred stock, it will abstain from voting those preferred stock shares, unless otherwise mentioned in the relevant prospectus supplement.

Amendment and Termination of Deposit Agreement

      The depositary receipt form evidencing the depositary shares and the relevant deposit agreement may be amended by us and the depositary. However, any amendment that significantly and adversely affects the rights of the depositary shareholders will not be effective unless a majority of the outstanding depositary shareholders approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn from the depositary account;

•	there has been a final distribution in respect of the relevant series of preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been made to the relevant depositary shareholders;

•	all outstanding depository shares have been converted into or exchanged for other securities; or

•	we have provided 60 days prior written notice to the shareholders that we have determined to terminate the deposit agreement.

Charges of Depositary

      We will pay all charges of each depositary in connection with the initial deposit and any redemption of the depositary shares relating to the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Reports

      The depositary will forward to all holders of depositary shares all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Miscellaneous

      Each depositary will forward to the relevant depositary shareholders all reports and communications that we are required to furnish to our preferred stockholders.

      Neither any depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of each depositary under any deposit agreement will be limited to performance in good faith of its duties under that agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless it is provided with satisfactory indemnity. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent, and on documents believed to be genuine.

Title

      We, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

      A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE OR EQUITY UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, or our preferred stock, at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase or equity units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of our company or third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase our common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase or equity units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase or equity units.

      Unless otherwise specified in the prospectus supplement, the securities related to the stock purchase contracts will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of the holders of stock purchase contracts to purchase shares of our common stock or our preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities.

      The security interest in the pledged securities will be created by a pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

      Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract.

PLAN OF DISTRIBUTION

      We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers, including our affiliates and shareholders in a rights offering,

•	through agents;

•	by or through broker-dealers in connection with, or upon the termination or expiration of, equity derivative contracts between us or our affiliates and such broker-dealers or their affiliates; or

•	through a combination of any of these methods.

      The prospectus supplement will include the following information when not otherwise described in this prospectus.

•	the terms of the offering,

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities,

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

      If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of these methods, at a fixed public offering price, at market prices prevailing at the time of sale or at prices related to such market prices, at varying prices determined at the time of sale or at other negotiated prices. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriting syndicate is used, the managing underwriters will be specified on the cover of the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

      Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

      If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

      We may sell the securities directly. In this case, no underwriters or agents would be involved. As one of the means of direct issuance of offered securities, we may utilize the services of an electronic auction system to conduct an electronic “Dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

      We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. In addition, dealers and agents named in a prospectus supplement may also be deemed to be underwriters within the meaning of the Securities Act. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

General Information

      Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

      Unless otherwise indicated in the applicable prospectus supplement, each series of securities will be a new issue of securities and will have no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the New York Stock Exchange, subject to official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on any automated quotation system.

LEGAL MATTERS

      Except as set forth in the applicable prospectus supplement, Jones, Day, Reavis & Pogue, Cleveland, Ohio and New York, New York, will opine for us upon the validity of the securities offered hereby.

EXPERTS

      Ernst & Young LLP, independent auditors, has audited our consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

      The following is a list of the estimated expenses of the issuance and distribution of the securities being registered, other than any underwriting discounts or commissions, all of which are payable by The Timken Company (the “registrant,” “we” or “us”).

SEC registration fee		$82,800
Legal fees and expenses		*
Accounting fees and expenses		*
Listing fees and expenses		*
Trustees’, registrant and transfer agents’, warrant agents and depositaries’ fees and expenses		*
Printing fees		*
Blue Sky fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.

      All of the above items, except for the SEC registration fee, are estimates.

Item 15.     Indemnification of Directors and Officers

      Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard of the corporation’s best interests.

      Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

      Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

      Article IV of our Amended Regulations provides that we shall indemnify our directors, officers and employees, and may indemnify our agents, to the fullest extent permitted by law under various conditions and subject to various qualifications, and reads as follows:

      SECTION 1.     Indemnification

      The Corporation shall indemnify, to the fullest extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine, and provided, further, that the Corporation shall not be required hereby to indemnify any person with respect to any action, suit or proceeding that was initiated by such person unless such action, suit or proceeding was initiated by such person to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 2.     Insurance

      The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

      SECTION 3.     Indemnification Agreements

      The Corporation may, to the fullest extent then permitted by law, enter into indemnification agreements with any person described in Section 1 of this Article IV.”

      We have entered into contracts with some of our directors and officers that indemnify them against many of the types of claims that may be made against them. We also maintain insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in our Amended Regulations.

Item 16.     Exhibits

Exhibit
Number		Description of Document

1.1	*	Form of underwriting agreement relating to the securities registered hereunder.
4.1		Amended Articles of Incorporation of the registrant, incorporated by reference to Exhibit 4(a) to the registrant’s Form S-8, dated April 16, 1996 (File No. 333-02553).
4.2		Amended Regulations of the registrant, incorporated by reference to the registrant’s Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-01169).
4.3	*	Form of Indenture relating to debt securities.
4.4	*	Form of debt securities (to be included in Exhibit 4.3).
4.5	*	Form of Warrant Agreement for equity securities.
4.6	*	Form of Warrant Agreement for debt securities.
4.7	*	Form of Warrant Certificate for equity securities (to be included in Exhibit 4.5).

Exhibit
Number		Description of Document

4.8	*	Form of Warrant Certificate for debt securities (to be included in Exhibit 4.6).
4.9	*	Form of Deposit Agreement.
4.1	0*	Form of Share Purchase Contract.
5.1	**	Opinion of Jones, Day, Reavis & Pogue.
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1	**	Consent of Ernst & Young LLP.
23.2	**	Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5.1).
24.1	**	Power of Attorney.
25.1	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the indenture relating to the debt securities.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

Item 17.     Undertakings.

      The undersigned registrant hereby undertakes:

      1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”),

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

      2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4.     That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s manual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      6.     That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      7.     That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      8.     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, the State of Ohio, on October 24, 2002.

THE TIMKEN COMPANY

By:	/s/ WILLIAM R. BURKHART

Name: William R. Burkhart
Title: Senior Vice President and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James W. Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2002

* Glenn A. Eisenberg	Executive Vice President — Finance and Administration (Principal Financial and Accounting Officer)	October 24, 2002

* W.R. Timken Jr.	Director and Chairman	October 24, 2002

* Stanley C. Gault	Director	October 24, 2002

* John A. Luke, Jr.	Director	October 24, 2002

* Robert W. Mahoney	Director	October 24, 2002

* Jay A. Precourt	Director	October 24, 2002

* W.J. Timken, Jr.	Director	October 24, 2002

* John M. Timken, Jr.	Director	October 24, 2002

W.J. Timken	Director

Signature	Title	Date

* Joseph F. Toot, Jr.	Director	October 24, 2002

* Martin D. Walker	Director	October 24, 2002

* Jacqueline F. Woods	Director	October 24, 2002

*	The undersigned, pursuant to a Power of Attorney executed by each of the directors and officers identified above and filed with the SEC, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

By:	/s/ WILLIAM R. BURKHART

Name: William R. Burkhart
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1*	Form of underwriting agreement relating to the securities registered hereunder.
4.1		Amended Articles of Incorporation of the registrant, incorporated by reference to Exhibit 4(a) to the registrant’s Form S-8, dated April 16, 1996 (File No. 333-02553).
4.2		Amended Regulations of the registrant, incorporated by reference to the registrant’s Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-01169).
4	.3*	Form of Indenture relating to debt securities.
4	.4*	Form of debt securities (to be included in Exhibit 4.3).
4	.5*	Form of Warrant Agreement for equity securities.
4	.6*	Form of Warrant Agreement for debt securities.
4	.7*	Form of Warrant Certificate for equity securities (to be included in Exhibit 4.5).
4	.8*	Form of Warrant Certificate for debt securities (to be included in Exhibit 4.6).
4	.9*	Form of Deposit Agreement.
4	.10*	Form of Share Purchase Contract.
5	.1**	Opinion of Jones, Day, Reavis & Pogue.
12	.1**	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23	.1**	Consent of Ernst & Young LLP.
23	.2**	Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5.1).
24	.1**	Power of Attorney.
25	.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the indenture relating to the debt securities.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.